SCAN TO
VIEW MATERIALS & VOTE

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC
ATTN: ERICA MACKEY
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on September 12, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLBS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on September 12, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D87953-P78711

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CALADRIUS BIOSCIENCES, INC.

If not otherwise indicated, shares will be voted in accordance with the recommendation of the Board.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of April 26, 2022, by and among Caladrius Biosciences, Inc., CS Cedar Merger Sub, Inc. and Cend Therapeutics, Inc., a copy of which is attached as Annex A to this proxy statement/prospectus/information statement (the "Merger Agreement"), and the transactions contemplated thereby, including the Merger and the issuance of shares of Caladrius' common stock to Cend's stockholders pursuant to the terms of the Merger Agreement.	☐	☐	☐
2.	To approve an amendment to the amended and restated certificate of incorporation of Caladrius to effect a reverse stock split of Caladrius' common stock, at a ratio mutually agreed to by Caladrius and Cend in the range of one new share for every five to fifteen shares outstanding (or any number in between), in the form attached as Annex D to this Merger Agreement.	☐	☐	☐
3.	To approve an amendment to the amended and restated certificate of incorporation of Caladrius to change the corporate name of Caladrius from "Caladrius Biosciences, Inc." to "Lisata Therapeutics, Inc." in the form attached as Annex E to this Merger Agreement.	☐	☐	☐
4.	To elect three Class III directors to hold office until the 2025 annual meeting of Caladrius' stockholders or until their successors are elected (provided, however, that if the Merger is completed, Caladrius' board of directors will be reconstituted as provided in the Merger Agreement).	**For**		**Withhold**
4a.	Michael H. Davidson, M.D.	☐		☐
4b.	Steven M. Klosk	☐		☐
4c.	Steven S. Myers	☐		☐
		For	**Against**	**Abstain**
5.	To ratify the selection by the audit committee of the Caladrius Board of Directors of Grant Thornton LLP as the independent registered public accounting firm of Caladrius for its calendar year ending December 31, 2022.	☐	☐	☐
6.	To approve, on a non-binding advisory basis, the executive compensation of Caladrius' named executive officers as disclosed in this Merger Agreement.	☐	☐	☐
7.	To approve an amendment to the Caladrius Biosciences, Inc. 2018 Equity Incentive Compensation Plan (the "Plan") that increases the number of shares of common stock that may be issued under the Plan by 5,000,000.	☐	☐	☐
8.	To consider and vote upon an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 or 2.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D87954-P78711

CALADRIUS BIOSCIENCES, INC.
Annual Meeting of Stockholders
September 13, 2022 at 9:00 a.m., EDT
This proxy is solicited by the Board of Directors

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Caladrius Biosciences, Inc. (the "Company") acknowledge(s) receipt of a copy of the Notice of Annual Meeting and Proxy Statement, each dated September 13, 2022, and revoking any proxy heretofore given, hereby appoint(s) David J. Mazzo, Ph.D. and James Nisco and either of them, the proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on September 13, 2022, at 9:00 a.m., Eastern Daylight Time, live via the Internet at www.virtualshareholdermeeting.com/CLBS2022, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as set forth herein.

When properly executed, this proxy will be voted as directed herein. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Please complete, sign, date and return this proxy as promptly as possible in the postage-paid return envelope provided.

Continued and to be signed on reverse side